                               POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Jay B. Stephens, Dana Ng and Jessica H. Collins, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Raytheon Company (the "Company"), Forms 3, 4, 5 and any other forms required to be filed in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder ("Section 16 Forms"), a
Form ID and any other forms required to be filed or submitted in accordance with
Regulation S-T promulgated by the United States Securities and Exchange
Commission in order to file Section 16 Forms electronically ("Form ID"), and
Forms 144 and any other forms required to be filed in accordance with Rule 144 of the Securities Act of 1933 ("Rule 144 Forms", and, together with the Section
16 Forms and the Form ID, the "Forms");

(2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any Form and timely file or submit such Form with the United States Securities and Exchange
Commission and any other authority; and

(3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the
Securities Act of 1933.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney shall supersede any and all existing Powers of Attorney with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23 day of July, 2014.

/s/ Tracy A. Atkinson
-------------------------
Tracy A. Atkinson